UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. published the following article on its employee website:

Arconic Proposes Delaware Reincorporation: 5 Things to Know

As we previously announced we would, Arconic has filed a preliminary proxy statement in connection with our plan to submit for shareholder approval a proposal to reincorporate in Delaware.

1.	We believe our shareholders will benefit from the reincorporation to Delaware, which is the leading jurisdiction of incorporation for U.S. public companies. Reincorporating in Delaware would result in no supermajority voting provisions in our organizational documents and what is known as a “declassified Board” with directors standing for election every year. You can find additional expected benefits listed in the proxy.
2.	Arconic intends to merge with and into a newly formed, wholly owned subsidiary of Arconic incorporated in Delaware (“Arconic Delaware”). We will continue to use and operate under the name “Arconic Inc.”
3.	As a result of the reincorporation, each outstanding share of Arconic common or preferred stock will automatically be converted into one share of Arconic Delaware common or preferred stock, as applicable.
4.	At a special meeting, holders of common stock will be asked to vote on the reincorporation merger and related proposals. We believe shareholders have clearly signaled that they favor these governance changes. The Board of Directors recommends that shareholders vote for the reincorporation merger and related proposals.
5.	The reincorporation will not result in any change in the business, physical location, management, assets, liabilities or number of authorized shares of the Company, nor will it result in any change in location of our current employees, including management.

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About Arconic
Arconic Inc. (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information:  www.arconic.com. Follow @arconic:  Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information
Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward–Looking Statements
This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "guidance," "goal," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic's expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic's strategies, outlook, business and financial prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (d) changes in discount rates or investment returns on pension assets; (e) Arconic's inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) any manufacturing difficulties or other issues that impact product performance, quality or safety; (h) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; and (l) the other risk factors discussed in Arconic's Form 10-K for the year ended December 31, 2016, Arconic’s Form 10-Q for the quarter ended June 30, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Important Information about the Reincorporation

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to Arconic’s shareholders at its special meeting seeking approval to effect a reincorporation to Delaware and related matters (the “Reincorporation”). In connection with the Reincorporation, Arconic has filed a preliminary proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC, including the definitive proxy statement, when they become available because they will contain important information about the Reincorporation.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC when available at Arconic’s website, www.arconic.com. You also may read and copy any reports, statements and other information filed by Arconic with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Arconic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Arconic’s shareholders in respect of the Reincorporation. Information about the directors and executive officers of Arconic is set forth in Arconic’s proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on March 13, 2017, as supplemented and amended. Investors may obtain additional information regarding the interests of Arconic and its directors and executive officers in the Reincorporation by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting.